AMENDMENT #2 TO PAR PACIFIC HOLDINGS, INC. SEVERANCE PLAN FOR SENIOR OFFICERS

        THIS AMENDMENT #2 TO PAR PACIFIC HOLDINGS, INC. SEVERANCE PLAN FOR SENIOR OFFICERS (this “Amendment”) is made and entered into effective as of May 23, 2022.

RECITALS:

    A.    WHEREAS, the Company desires to amend that certain Par Pacific Holdings, Inc. Severance Plan for Senior Officers dated effective as of March 7, 2017, as amended May 1, 2017 (the “Agreement”) on the terms set forth herein to clarify certain matters.
AGREEMENT:
1.    Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.    Amendments to Agreement (Executive Definition). The definition of Executive in Section 2.16 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Executive” means an individual directly employed by the Company Group on a regular, full-time basis who, with respect to the Company, is the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Executive Vice President – Refining and Logistics, the Executive Vice President – Retail, the Chief Human Resources Officer, or the Chief Information Officer. The definition of Executive shall also include any other person employed by the Company or its Affiliates who is specifically approved for participation in the Par Pacific Holdings, Inc. Severance Plan for Senior Officers by the Board.

3.    Amendments to Agreement (Director Resignation). A new Section 11.10 is hereby added to the Agreement:

“11.10 Director Resignation. Notwithstanding any provision of this Plan to the contrary, any Executive otherwise eligible for severance benefits hereunder who is also a member of the Board shall not be entitled to receive any severance benefits hereunder unless and until such Executive resigns as a member of the Board.”
4.    Ratification of Agreement. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and is ratified and confirmed in all respects.

5.    Governing Law. This Amendment shall be interpreted, construed, and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

IN WITNESS WHEREOF, this Amendment is hereby adopted effective as of the date first set forth above.
PAR PACIFIC HOLDINGS, INC.

By:     /s/ Jeffrey R. Hollis
Name: Jeffrey R. Hollis    ___________
Title: Vice President, General Counsel and Secretary